UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 7, 2016

Federal Home Loan Bank of Topeka
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-52004	48-0561319
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Security Benefit Pl. Suite 100, Topeka, Kansas		66606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	785.233.0507

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2016, the Federal Home Loan Bank of Topeka (FHLBank) announced the election of Milroy A. Alexander, Neil F.M. McKay, Donde L. Plowman, Don Abernathy, L. Kent Needham, and Thomas H. Olson, Jr. The election of these directors was reported under Item 5.02 of FHLBank’s Current Report on Form 8-K dated December 13, 2016. At the time of such report, the committees of FHLBank’s Board of Directors to which Ms. Plowman and Messrs. Alexander, McKay, Abernathy, Needham and Olson would be named had not been determined.

This Form 8-K/A reports that on January 3, 2017, the chair of FHLBank’s Board of Directors for 2017 appointed the elected individuals to serve on the following committees:

Mr. Alexander: Audit, Compensation and Risk Oversight
Mr. McKay: Audit and Operations
Ms. Plowman: Housing & Governance and Risk Oversight
Mr. Abernathy: Housing & Governance and Operations
Mr. Needham: Housing & Governance and Risk Oversight
Mr. Olson: Audit, Housing & Governance and Operations

Committee assignments for the remaining FHLBank directors were also made on January 3, 2017, and will be provided in FHLBank’s Form 10-K annual report for 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Topeka

January 9, 2017	By:	/s/ Patrick C. Doran

Name: Patrick C. Doran
Title: EVP, Chief Compliance Officer and General Counsel